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EXHIBIT 23.1


                                                 COMISKEY Profession Corporation
                                                                       & COMPANY


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation into the Registration Statement on Form SB-2/A of Raptor Networks Technology, Inc. of our Report of Independent Registered Public Accounting Firm, dated March 15, 2006, on our audits of the consolidated financial statements and financial statement schedules of Raptor Networks Technology, Inc. for the years ended December 31, 2004 and 2005. We also consent to the reference to us under heading "Experts" in such Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.


Denver, Colorado
January 24, 2007


                                                        /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION



                   Certified Public Accountants & Consultants
               789 Sherman Street * Suite 385 * Denver, CO 80203
   (303) 830-2255 * Fax (303) 830-0876 * info@comiskey.com * www.comiskey.com